Exhibit 99.2

Independent Auditor’s Report

Board of Directors

Metropolitan National Bank

Springfield, Missouri

We have audited the accompanying financial statements of Metropolitan National Bank, a wholly owned subsidiary of Marshfield Investment Company, which comprise the balance sheet as of December 31, 2014, and the related statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors

Metropolitan National Bank

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan National Bank as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Year Audited by Other Auditors

The 2013 financial statements were audited by other auditors and their report thereon, dated December 15, 2015, expressed an unmodified opinion.

/s/ BKD, LLP

Springfield, Missouri

December 17, 2015

Independent Auditor’s Report

The Board of Directors

Metropolitan National Bank:

Report on the Financial Statements

We have audited the accompanying 2013 financial statements of Metropolitan National Bank, which comprise the balance sheet as of December 31, 2013, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan National Bank as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Cummings, Resitau & Associates, P.C.

St. Louis, Missouri

December 15, 2015

Metropolitan National Bank

Balance Sheets

December 31, 2014 and 2013

Assets
	2014	2013

Cash and due from banks	$13,726,186	$14,144,424

Interest-bearing demand deposits in banks	5,310,874	8,576,602

Federal funds sold and securities purchased under agreements to resell	14,540	4,057,127

Cash and cash equivalents	19,051,600	26,778,153

Available-for-sale debt securities	60,297,704	83,463,399

Mortgage loans held for sale	1,703,163	2,142,331

Loans, net of allowance for loan losses of $6,640,404 and $8,117,464 at December 31, 2014 and 2013, respectively	335,801,963	302,223,072

Premises and equipment, net of accumulated depreciation of $11,729,573 and $11,107,992 at December 31, 2014 and 2013, respectively	10,888,457	8,705,161

Interest receivable	1,495,368	1,615,035

Cash value of life insurance	6,071,679	5,423,622

Goodwill	6,331,265	6,331,265

Foreclosed assets held for sale	513,601	442,846

Other	4,014,923	3,518,119

Total assets	$446,169,723	$440,643,003

See Notes to Financial Statements

Liabilities and Stockholder’s Equity
	2014	2013

Liabilities
Deposits
Demand	$54,200,804	$49,983,036
Savings, NOW and money market	231,149,814	221,154,817
Time	93,287,329	106,404,381
Total deposits	378,637,947	377,542,234

Securities sold under agreements to repurchase	6,950,840	6,349,344
Interest payable	71,312	94,999
Other liabilities	2,114,515	1,888,422
Total liabilities
	387,774,614	385,874,999

Stockholder’s Equity
Common stock, $25 par value; authorized 166,000 shares; issued 98,246 shares	2,456,150	2,456,150
Additional paid-in capital	23,854,470	23,854,470
Retained earnings	32,152,975	30,544,397
Accumulated other comprehensive loss	(68,486)	(2,087,013)

Total stockholders’ equity	58,395,109	54,768,004

Total liabilities and stockholders’ equity	$446,169,723	$440,643,003

Metropolitan National Bank

Statements of Income

Years Ended December 31, 2014 and 2013

	2014	2013
Interest Income
Loans, including fees	$14,185,866	$13,923,681
Debt securities
Taxable	1,484,411	1,438,718
Tax-exempt	78,730	83,814
Other	68,851	137,443
Total interest income	15,817,858	15,583,656

Interest Expense
Deposits	1,206,114	1,509,536
Short-term borrowings	18,817	18,300
Total interest expense	1,224,931	1,527,836

Net Interest Income	14,592,927	14,055,820

Provision (Credit) for Loan Losses	(1,226,438)	26,210

Net Interest Income After Provision (Credit) for Loan Losses	15,819,365	14,029,610

Noninterest Income
Service charges on deposit accounts	1,262,451	1,242,840
Mortgage banking revenues	596,183	925,860
Gain on sale of securities	15,688	-
Debit card	884,564	824,238
Cash value of life insurance	241,554	167,410
Other	451,250	423,877
Total noninterest income	3,451,690	3,584,225

Noninterest Expense
Salaries and employee benefits	10,912,580	10,580,805
Occupancy	2,009,657	2,153,037
Deposit insurance premiums	458,750	486,755
Postage, printing and supplies	222,358	243,310
Professional fees	598,243	591,176
Data processing	976,184	947,256
Advertising	150,020	105,479
Debit card	272,161	272,749
Telephone and data charges	272,903	261,836
Net gains on sales and write-downs of foreclosed assets	(59,248)	(94,441)
Other	1,455,879	1,550,087
Total noninterest expense	17,269,487	17,098,049

Net Income	$2,001,568	$515,786

Weighted Average Shares Outstanding	98,246	98,246

Basic Earnings Per Share	$20.37	$5.25

See Notes to Financial Statements

Metropolitan National Bank

Statements of Comprehensive Income

Years Ended December 31, 2014 and 2013

	2014	2013

Net Income	$2,001,568	$515,786

Other Comprehensive Income (Loss)
Unrealized appreciation (depreciation) on available-for-sale securities	2,034,215	(3,577,023)

Less: reclassification adjustment for realized gains included in net income	15,688	-

	2,018,527	(3,577,023)

Comprehensive Income (Loss)	$4,020,095	$(3,061,237)

See Notes to Financial Statements

Metropolitan National Bank

Statements of Stockholders’ Equity

Years Ended December 31, 2014 and 2013

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Total

Balance, January 1, 2013	$2,456,150	$23,854,470	$30,028,611	$1,490,010	$57,829,241

Net income	-	-	515,786	-	515,786
Other comprehensive loss	-	-	-	(3,577,023)	(3,577,023)

Balance, December 31, 2013	2,456,150	23,854,470	30,544,397	(2,087,013)	54,768,004

Net income	-	-	2,001,568	-	2,001,568
Dividends paid	-	-	(392,990)	-	(392,990)
Other comprehensive income	-	-	-	2,018,527	2,018,527

Balance, December 31, 2014	$2,456,150	$23,854,470	$32,152,975	$(68,486)	$58,395,109

See Notes to Financial Statements

Metropolitan National Bank

Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013

Operating Activities
Net income	$2,001,568	$515,786
Items not requiring (providing) cash
Depreciation and amortization	645,242	796,245
Provision (credit) for loan losses	(1,226,438)	26,210
Amortization of premiums and discounts on securities	568,697	975,440
Net gains on sale of loans	(596,183)	(925,860)
Net realized gain on available-for-sale securities	(15,688)	-
Net gains on sales and write-downs of other real estate owned	(59,248)	(94,441)
Proceeds from sales of mortgage loans	27,440,420	43,567,081
Originations of mortgage loans held for sale	(26,405,069)	(40,102,164)
Changes in
Cash value of life insurance	(282,057)	(129,982)
Interest receivable	119,667	(180,786)
Interest payable	(23,687)	(38,406)
Other assets	650,679	1,747,041
Other liabilities	554,073	318,807

Net cash provided by operating activities	3,371,976	6,474,971

Investing Activities
Purchases of available-for-sale securities	-	(39,817,589)
Proceeds from sales of available-for-sale securities	7,837,143	-
Proceeds from maturities and principal payments on available-for-sale securities	16,794,070	30,798,904
Net change in loans	(35,878,364)	(32,197,660)
Proceeds from Bank-owned life insurance	834,000	-
Purchase of Bank-owned life insurance	(1,200,000)	(1,200,000)
Redemption of Federal Home Loan Bank stock	-	14,500
Purchase of premises and equipment	(2,828,538)	(245,791)
Proceeds from sale of foreclosed assets	2,038,941	1,581,012

Net cash used in investing activities	(12,402,748)	(41,066,624)

See Notes to Financial Statements

Metropolitan National Bank

Statements of Cash Flows

Years Ended December 31, 2014 and 2013

	2014	2013

Financing Activities
Net change in deposits	$1,095,713	$(13,838,939)
Proceeds from (repayment of) short-term borrowings	601,496	(3,461,276)
Dividends paid	(392,990)	-

Net cash provided by (used in) financing activities	1,304,219	(17,300,215)

Decrease in Cash and Cash Equivalents	(7,726,553)	(51,891,868)

Cash and Cash Equivalents, Beginning of Year	26,778,153	78,670,021

Cash and Cash Equivalents, End of Year	$19,051,600	$26,778,153

Supplemental Cash Flows Information
Interest paid	$1,248,618	$1,566,242
Real estate acquired in settlement of loans	$2,584,608	$468,342
Loans made to facilitate sale of other real estate owned	$69,895	$39,675
Receivables for collection of SBA guaranty	$1,475,463	$-

See Notes to Financial Statements

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 1:     Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Metropolitan National Bank (the “Bank”) is a wholly owned subsidiary of Marshfield Investment Company (MIC). The Bank provides a full range of financial services to individual and corporate customers and nonprofit entities throughout the Springfield, Missouri, metropolitan area and southwestern Missouri. The Bank is subject to competition from other financial and nonfinancial institutions providing financial products throughout the Springfield, Missouri, metropolitan area and southwestern Missouri. The Bank is subject to the regulation of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and fair values of financial instruments.

Cash and Cash Equivalents

The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2014, cash equivalents consisted primarily of a repurchase account.

At December 31, 2014, the Bank had approximately $5,243,000 of deposits in excess of federally insured limits.

Securities

Available-for-sale securities, which include any security for which the Bank has no immediate plan to sell but which may be sold in the future, are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The Bank routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. For debt securities with fair value below amortized cost when the Bank does not intend to sell a debt security, and it is more likely than not the Bank will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for charge-offs and the allowance for loan losses.

Interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan, if deemed significant.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision (credit) for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense principally using the straight-line method.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements (in years)	33 - 40
Furniture and equipment (in years)	3 - 20

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Federal Reserve and Federal Home Loan Bank Stock

Federal Reserve and Federal Home Loan Bank stock are required investments for institutions that are members of the Federal Reserve Bank and Federal Home Loan Bank systems. The required investments in the common stock are based on a predetermined formula, carried at cost and evaluated for impairment. At December 31, 2014 and 2013, the carrying amount of these investments was $1,317,700 and $1,342,100, respectively.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than their carrying amount, an impairment loss is recognized in an amount equal to the difference. Subsequent increases in goodwill value are not recognized in the financial statements.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Income Taxes

The Bank files consolidated federal and state income tax returns with MIC. MIC’s stockholders have elected to have the Bank’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the Missouri income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements. With a few exceptions, MIC and Bank are no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2011.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized appreciation on available-for-sale securities.

Recent Accounting Pronouncements

In January 2014, FASB issued Accounting Standards Update (ASU) No. 2014-02, Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill, which was proposed by the PCC as an accounting alternative for subsequent measurement of goodwill. Under existing U.S. GAAP, goodwill is not amortized but must be tested for impairment at least annually or more frequently if certain conditions are met. This new standard provides an alternative for amortizing goodwill on a straight-line basis over a period not to exceed 10 years. If a private company chooses to adopt this accounting policy, they would elect to test goodwill for impairment at either the entity level or reporting unit level. Impairment testing would occur when a triggering event indicates that the fair value may be below carrying amount. The standard did not provide significant changes to existing disclosure requirements under U.S. GAAP. If elected, the standard is applied prospectively to goodwill existing at the beginning of the period of adoption and new goodwill recognized in annual periods beginning after December 15, 2014. Early application is permitted for annual or interim financial statements not yet available for issuance.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 660): Summary and Amendments that Create Revenue from Contracts with Customers (Topic 606) and Other Assets and Deferred Costs—Contracts with Customers (Subtopic 340-40). The guidance in this update supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. This update will be effective for interim and annual periods beginning after December 15, 2017, for nonpublic entities. The Bank is currently assessing the impact that this guidance will have on its financial statements.

Presently, the Bank is not aware of any other changes to the Accounting Standards Codification that will have a material impact on the Bank’s present or future financial position or results of operations.

Note 2:     Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank. The reserve required at December 31, 2014 and 2013, was $7,083,000 and $6,649,000, respectively.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 3:     Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Debt securities
U.S. government agencies	$13,558,541	$4,591	$(68,412)	$13,494,720
Government-sponsored mortgage-backed securities	44,844,819	611,419	(693,923)	44,762,315
State and political subdivisions	1,962,831	78,112	(274)	2,040,669

	$60,366,191	$694,122	$(762,609)	$60,297,704

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Debt securities
U.S. government agencies	$22,289,934	$-	$(1,355,039)	$20,934,895
Government-sponsored mortgage-backed securities	61,098,185	720,363	(1,443,522)	60,375,026
State and political subdivisions	2,162,293	28,359	(37,174)	2,153,478

	$85,550,412	$748,722	$(2,835,735)	$83,463,399

The amortized cost and fair value of available-for-sale securities at December 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

	Amortized	Fair
	Cost	Value

Within one year	$114,974	$115,251
One to five years	459,689	469,158
Five to ten years	8,304,866	8,281,289
After ten years	6,641,843	6,669,691
	15,521,372	15,535,389
Government-sponsored mortgage-backed securities	44,844,819	44,762,315

	$60,366,191	$60,297,704

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $30,414,676 and $45,286,000 at December 31, 2014 and 2013, respectively.

Gross gains of $15,688 and $0 resulting from sales of available-for-sale securities were realized for 2014 and 2013, respectively.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2014 and 2013, respectively, was $34,049,814 and $55,615,797, which is approximately 56% and 67% of the Bank’s available-for-sale investment portfolio. These declines primarily resulted from recent changes in market interest rates.

Management believes the declines in fair value for these securities are temporary.

The following table shows the Bank’s investments’ gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013:

	December 31, 2014
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agencies	$-	$-	$9,975,765	$(68,412)	$9,975,765	$(68,412)
Government-sponsored mortgage-backed securities	1,550,780	(2,150)	22,388,543	(691,773)	23,939,323	(693,923)
State and political subdivisions	134,726	(274)	-	-	134,726	(274)

Total temporarily impaired securities	$1,685,506	$(2,424)	$32,364,308	$(760,185)	$34,049,814	$(762,609)

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

	December 31, 2013
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available-for-Sale Securities
U.S. government agencies	$20,934,895	$(1,355,039)	$-	$-	$20,934,895	$(1,355,039)
Government-sponsored mortgage-backed securities	30,677,950	(1,321,518)	3,102,148	(122,004)	33,780,098	(1,443,522)
State and political subdivisions	900,804	(37,174)	-	-	900,804	(37,174)

Total temporarily impaired securities	$52,513,649	$(2,713,731)	$3,102,148	$(122,004)	$55,615,797	$(2,835,735)

Note 4:     Loans and Allowance for Loan Losses

Classes of loans at December 31, 2014 and 2013 included:

	2014	2013

Commercial	$45,857,368	$40,035,482
Commercial real estate	157,509,024	128,544,563
Construction real estate	5,682,316	5,554,399
Residential real estate	96,623,103	99,273,204
Agricultural real estate	31,474,617	31,445,027
Consumer	5,295,939	5,487,861

Total loans	342,442,367	310,340,536

Less
Allowance for loan losses	6,640,404	8,117,464

Net loans	$335,801,963	$302,223,072

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2014:

	2014
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Unallocated	Total
Allowance for Loan Losses
Balance, beginning of year	$571,000	$2,176,000	$257,000	$2,141,000	$325,000	$86,000	$2,561,463	$8,117,463
Provision (credit) charged to expense	171,772	709,615	(21,368)	242,594	46,166	76,200	(2,451,417)	(1,226,438)
Losses charged off	(30,251)	(48,636)	-	(348,745)	-	(82,207)	-	(509,839)
Recoveries	99,214	83,863	-	54,143	400	21,598	-	259,218

Balance, end of year	$811,735	$2,920,842	$235,632	$2,088,992	$371,566	$101,591	$110,046	$6,640,404

Ending balance
Individually evaluated for impairment	$85,000	$144,368	$967	$-	$10,000	$-	$-	$240,335

Ending balance
Collectively evaluated for impairment	$726,735	$2,776,474	$234,665	$2,088,992	$361,566	$101,591	$110,046	$6,400,069

Loans
Ending balance	$45,857,368	$157,509,024	$5,682,316	$96,623,103	$31,474,617	$5,295,939		$342,442,367

Ending balance
Individually evaluated for impairment	$994,790	$517,286	$967	$743,795	$154,011	$-		$2,410,849

Ending balance
Collectively evaluated for impairment	$44,862,578	$156,991,738	$5,681,349	$95,879,308	$31,320,606	$5,295,939		$340,031,518

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2013:

	2013 (Rounded)
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Unallocated	Total
Allowance for Loan Losses
Balance, beginning of year	$430,000	$2,388,000	$383,000	$2,322,000	$110,000	$82,000	$2,969,000	$8,684,000
Provision (credit) charged to expense	127,000	(118,000)	(58,000)	250,000	210,000	23,000	(408,000)	26,000
Losses charged off	(436,000)	(417,000)	(464,000)	(913,000)	-	(41,000)	-	(2,271,000)
Recoveries	450,000	323,000	396,000	482,000	5,000	22,000	-	1,678,000

Balance, end of year	$571,000	$2,176,000	$257,000	$2,141,000	$325,000	$86,000	$2,561,000	$8,117,000

Ending balance
Individually evaluated for impairment	$-	$6,000	$-	$30,000	$-	$-	$-	$36,000

Ending balance
Collectively evaluated for impairment	$571,000	$2,170,000	$257,000	$2,111,000	$325,000	$86,000	$2,561,000	$8,081,000

Loans
Ending balance	$40,036,000	$128,545,000	$5,554,000	$99,273,000	$31,445,000	$5,488,000		$310,341,000

Ending balance
Individually evaluated for impairment	$162,000	$2,246,000	$276,000	$2,224,000	$37,000	$-		$4,945,000

Ending balance
Collectively evaluated for impairment	$39,874,000	$126,299,000	$5,278,000	$97,049,000	$31,408,000	$5,488,000		$305,396,000

Internal Risk Categories

Loan grades are numbered 1 through 7. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank’s policy.

Virtual Absence of Credit Risk (1) loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk.

Low Risk (2) loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Acceptable Risk (3) loans of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Satisfactory but Monitor (4) loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Special Mention (5) assets have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special Mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Commercial: The commercial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Construction Real Estate: Construction real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained. These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Bank’s market areas.

Residential Real Estate: The residential 1-4 family real estate loans are generally secured by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Agricultural Real Estate: The agricultural real estate loans are generally secured by real estate and improvements used in agricultural production. Agricultural real estate loans are subject to underwriting standards similar to commercial real estate loans. Repayment of these loans is primarily dependent on the agricultural operations conducted on the property securing the loans and may be structured to coincide with the seasonal nature of agriculture.

Consumer: The consumer loan portfolio consists of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Bank’s market area) and the creditworthiness of a borrower.

The following table presents the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity as of December 31, 2014 and 2013:

	2014
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Total
Grade
Pass (1-4)	$44,552,558	$149,874,003	$5,672,597	$88,296,499	$31,189,125	$5,292,195	$324,876,977
Special Mention (5)	95,574	1,023,859	-	561,205	56,270	-	1,736,908
Substandard (6)	1,174,321	6,611,162	9,719	7,765,399	229,222	-	15,789,823
Doubtful (7)	34,915	-	-	-	-	3,744	38,659

	$45,857,368	$157,509,024	$5,682,316	$96,623,103	$31,474,617	$5,295,939	$342,442,367

	2013 (Rounded)
	Commercial	Commercial Real Estate	Construction Real Estate	Residential Real Estate	Agricultural Real Estate	Consumer	Total

Grade
Pass (1-4)	$39,518,000	$119,760,000	$4,829,000	$87,795,000	$28,420,000	$5,482,000	$285,804,000
Special Mention (5)	59,000	1,230,000	-	1,137,000	56,000	-	2,482,000
Substandard (6)	380,000	7,555,000	725,000	10,341,000	2,932,000	6,000	21,939,000
Doubtful (7)	79,000	-	-	-	37,000	-	116,000

	$40,036,000	$128,545,000	$5,554,000	$99,273,000	$31,445,000	$5,488,000	$310,341,000

The Bank evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis. No significant changes were made to either during the past year.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The following table presents the Bank’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2014 and 2013:

	2014
	30-59 Days	60-89 Days	Greater Than	Total Past		Total Loans	Total Loans > 90 Days &
	Past Due	Past Due	90 Days	Due	Current	Receivable	Accruing

Commercial	$155,424	$55,252	$49,904	$260,580	$45,596,788	$45,857,368	$-
Commercial real estate	88,095	106,756	472,542	667,393	156,841,631	157,509,024	-
Construction real estate	-	-	-	-	5,682,316	5,682,316	-
Residential real estate	3,607,454	310,348	395,705	4,313,507	92,309,596	96,623,103	-
Agricultural real estate	9,500	-	-	9,500	31,465,117	31,474,617	-
Consumer	30,099	9,344	3,744	43,187	5,252,752	5,295,939	-

Total	$3,890,572	$481,700	$921,895	$5,294,167	$337,148,200	$342,442,367	$-

	2013 (Rounded)
	30-59 Days	60-89 Days	Greater Than	Total Past		Total Loans	Total Loans > 90 Days &
	Past Due	Past Due	90 Days	Due	Current	Receivable	Accruing

Commercial	$35,000	$-	$24,000	$59,000	$39,977,000	$40,036,000	$-
Commercial real estate	2,937,000	-	6,000	2,943,000	125,602,000	128,545,000	-
Construction real estate	51,000	-	-	51,000	5,503,000	5,554,000	-
Residential real estate	3,071,000	501,000	350,000	3,922,000	95,351,000	99,273,000	24,000
Agricultural real estate	-	-	-	-	31,445,000	31,445,000	-
Consumer	27,000	40,000	-	67,000	5,421,000	5,488,000	-

Total	$6,121,000	$541,000	$380,000	$7,042,000	$303,299,000	$310,341,000	$24,000

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The following table presents impaired loans for the years ended December 31, 2014 and 2013:

	2014
				Average		Interest
		Unpaid		Investment	Interest	Income
	Recorded	Principal	Specific	in Impaired	Income	Cash
	Balance	Balance	Allowance	Loans	Recognized	Basis
Loans without a specific valuation allowance
Commercial	$909,790	$1,006,175	$-	$535,895	$-	$-
Commercial real estate	315,366	391,055	-	1,277,683	-	-
Construction real estate	-	-	-	138,000	-	-
Residential real estate	743,795	1,065,418	-	1,424,898	-	-
Agricultural real estate	47,255	47,255	-	42,128	-	-
Consumer	-	-	-	-	-	-
Total loans without a specific valuation allowance	2,016,206	2,509,903	-	3,418,604	-	-

Loans with a specific valuation allowance
Commercial	85,000	85,000	85,000	42,500	-	-
Commercial real estate	201,920	211,920	144,368	103,960	-	-
Construction real estate	967	967	967	484	-	-
Residential real estate	-	-	-	59,000	-	-
Agricultural real estate	106,756	106,756	10,000	53,378	-	-
Consumer	-	-	-	-	-	-
Total loans with a specific valuation allowance	394,643	404,643	240,335	259,322	-	-

Total
Commercial	994,790	1,091,175	85,000	578,395	-	-
Commercial real estate	517,286	602,975	144,368	1,381,643	-	-
Construction real estate	967	967	967	138,484	-	-
Residential real estate	743,795	1,065,418	-	1,483,898	-	-
Agricultural real estate	154,011	154,011	10,000	95,506	-	-
Consumer	-	-	-	-	-	-

Total impaired loans	$2,410,849	$2,914,546	$240,335	$3,677,926	$-	$-

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

	2013 (Rounded)
				Average		Interest
		Unpaid		Investment	Interest	Income
	Recorded	Principal	Specific	in Impaired	Income	Cash
	Balance	Balance	Allowance	Loans	Recognized	Basis
Total
Commercial	$162,000	$716,000	$-	$458,000	$2,000	$-
Commercial real estate	2,246,000	3,076,000	6,000	2,822,000	12,000	-
Construction real estate	276,000	301,000	-	993,000	-	-
Residential real estate	2,224,000	3,128,000	30,000	2,077,000	23,000	-
Agricultural real estate	37,000	38,000	-	19,000	1,000	-
Consumer	-	-	-	1,000	-	-

Total impaired loans	$4,945,000	$7,259,000	$36,000	$6,370,000	$38,000	$-

The following table presents the Bank’s nonaccrual loans at December 31, 2014 and 2013:

	2014	2013
		(Rounded)
Commercial	$474,816	$487,000
Commercial real estate	1,018,035	5,132,000
Construction real estate	9,719	276,000
Residential real estate	1,787,394	2,224,000
Agricultural real estate	28,699	37,000
Consumer	3,744	-

Total	$3,322,407	$8,156,000

Included in certain loan categories in the impaired loans are troubled debt restructurings that were classified as impaired. At December 31, 2014, the Bank had $19,577 in commercial loans and $117,415 in residential real estate loans that were modified in troubled debt restructurings. The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan. At December 31, 2013, the Bank had $398,000 in residential real estate loans that were modified in troubled debt restructurings.

Troubled debt restructurings modified in the past 12 months that subsequently defaulted included one residential real estate loan totaling $117,415.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 5:     Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows at December 31, 2014 and 2013:

	2014	2013

Land	$3,060,961	$3,011,088
Buildings and improvements	11,843,291	9,645,335
Furniture and equipment	7,151,370	6,651,586
Leasehold improvements	478,929	458,929
Construction in progress	83,479	46,215
	22,618,030	19,813,153
Less accumulated depreciation	11,729,573	11,107,992

Net premises and equipment	$10,888,457	$8,705,161

Note 6:     Interest-Bearing Deposits

Interest-bearing deposits in denominations of $100,000 or more were $29,132,869 and $32,989,998 on December 31, 2014 and 2013, respectively.

At December 31, 2014, the scheduled maturities of time deposits are as follows:

2015	$68,888,590
2016	16,489,650
2017	3,801,458
2018	2,534,972
2019	1,572,659

$93,287,329

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 7:     Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. The obligations are secured by U.S. government agency bonds and such collateral is held by FTN Financial Group as safekeeping agent. The maximum amount of outstanding agreements at any month end during 2014 and 2013, respectively, totaled $12,911,452 and $14,206,321, and the daily average of such agreements totaled approximately $9,674,000 and $11,253,000 for 2014 and 2013, respectively. The agreements at December 31, 2014 and 2013, matured daily.

Note 8:     Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2014, that the Bank meets all capital adequacy requirements to which they are subject.

As of December 31, 2014, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

The Bank’s actual capital amounts and ratios are also presented in the following table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Amounts in Thousands)
As of December 31, 2014
Total Capital
(to Risk-Weighted Assets)
Metropolitan National Bank	$56,001	17.4%	$25,706	8.0%	$32,132	10.0%

Tier I Capital
(to Risk-Weighted Assets)
Metropolitan National Bank	51,952	16.2%	12,853	4.0%	19,279	6.0%

Tier I Capital
(to Average Assets)
Metropolitan National Bank	51,952	11.6%	17,862	4.0%	22,327	5.0%

As of December 31, 2013
Total Capital
(to Risk-Weighted Assets)
Metropolitan National Bank	$54,068	18.8%	$23,068	8.0%	$28,835	10%

Tier I Capital
(to Risk-Weighted Assets)
Metropolitan National Bank	50,408	17.5%	11,534	4.0%	17,301	6%

Tier I Capital
(to Average Assets)
Metropolitan National Bank	50,408	11.6%	17,409	4.0%	21,761	5%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Bank may not pay dividends which would reduce capital below the minimum requirements shown above.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 9:     Related Party Transactions

At December 31, 2014 and 2013, the Bank had loans outstanding to executive officers and directors and their affiliates in the amount of $18,153,191 and $17,889,923, respectively.

Annual activity consisted of the following:

	2014	2013

Beginning balance	$17,889,923	$9,949,929
New loans	10,668,719	10,390,704
Repayments	(10,405,451)	(2,450,710)

Ending balance	$18,153,191	$17,889,923

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

The Bank has entered into lease agreements for certain premises with entities controlled by a significant shareholder of MIC. The lease agreements expire at various dates, with certain lease agreements containing renewal options. Total rent paid to the shareholder was $253,425 in 2014 and 2013.

Note 10:     Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2014 and 2013:

		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
December 31, 2014
U.S. government agencies	$13,494,720	$-	$13,494,720	$-
Government-sponsored mortgage-backed securities	44,762,315	-	44,762,315	-
State and political subdivisions	2,040,669	-	2,040,669	-

	2013
		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
December 31, 2013
U.S. government agencies	$20,934,895	$-	$20,934,895	$-
Government-sponsored mortgage-backed securities	60,375,026	-	60,375,026	-
State and political subdivisions	2,153,478	-	2,153,478	-

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2014.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Nonrecurring Measurements

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2014 and 2013:

		Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
December 31, 2014
Impaired loans	$2,170,514	$-	$-	$2,170,514

December 31, 2013
Impaired loans	$4,909,000	$-	$-	$4,909,000

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-Dependent Impaired Loans, Net of Allowance for Loan Losses

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Bank considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency by management. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts of up to approximately 30% to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by management by comparison to historical results.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Fair Value of Financial Instruments

The following table presents estimated fair values of the Bank’s other financial instruments not reported on the balance sheets at fair value at December 31, 2014 and 2013.

	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and cash equivalents (Level 1)	$19,051,600	$19,051,600	$26,778,153	$26,778,153
Loans held for sale (Level 2)	1,703,163	1,703,163	2,142,331	2,142,331
Loans, net of allowance for losses (Level 3)	335,801,963	336,539,963	302,223,072	305,422,402
Interest receivable (Level 2)	1,495,368	1,495,368	1,615,035	1,615,035

Financial Liabilities
Deposits (Level 3)	378,637,947	379,115,947	377,542,234	378,288,234
Securities sold under agreements to repurchase (Level 2)	6,950,840	6,950,840	6,349,344	6,349,344
Interest payable (Level 2)	71,312	71,312	94,999	94,999

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale. The carrying amount is the amount funded and accrued interest.

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Bank would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity and the structure and term of the loans along with local economic and market conditions.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Interest Receivable and Payable

The carrying amount approximates fair value. The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The estimated fair value of demand, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Securities Sold Under Agreements to Repurchase

The carrying amount approximates fair value due to the short term nature of these instruments.

Note 11:     Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

General Litigation

The Bank is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position, results of operations and cash flows of the Bank.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Note 12:     Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At December 31, 2014 and 2013, the Bank had outstanding commitments to originate loans aggregating approximately $5,757,000 and $7,718,000, respectively.

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Performance standby letters of credit are issued to guarantee performance of certain customers under nonfinancial contractual obligations. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers. Should the Bank be obligated to perform under the standby letters of credit, the Bank may seek recourse from the customer for reimbursement of amounts paid.

The Bank had total outstanding standby letters of credit amounting to $293,500 and $404,094, at December 31, 2014 and 2013, respectively, with terms ranging from less than one to nine years.

Purchased Letters of Credit

The Bank has purchased letters of credit from the Federal Home Loan Bank as security for certain public deposits. The amount of the letters of credit was $16,000,000 at December 31, 2014, and they expire in less than one year from issuance.

Metropolitan National Bank

Notes to Financial Statements

December 31, 2014 and 2013

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2014 and 2013, the Bank had granted unused lines of credit to borrowers aggregating approximately $28,201,000 and $25,154,000, respectively, for commercial lines-of-credit, revolving credit lines and overdraft protection agreements.

Note 13:     Employee Benefit Plans

The Bank participates in a defined contribution 401(k) retirement plan sponsored by MIC that covers substantially all employees. The Bank’s contributions to the plan are determined according to the matching provisions of the plan. Bank contributions charged to expense were $212,154 and $209,930 for 2014 and 2013, respectively.

The Bank’s employees also participate in an Employee Stock Ownership Plan (ESOP) sponsored by MIC. Bank contributions charged to expense related to the ESOP were $1,076,400 and $1,062,882 for 2014 and 2013, respectively.

The Bank has also entered into deferred compensation agreements with certain active and retired executive officers. The present value of the estimated liability under the agreements is being accrued over the years required to attain full eligibility as provided in the contract and is included in other liabilities. At December 31, 2014 and 2013, respectively, $793,293 and $825,631 was accrued under these agreements. Expense attributable to these agreements totaled $83,312 and $57,906 for the years ended December 2014 and 2013, respectively.

Note 14:     Subsequent Events

On June 22, 2015, Marshfield Investment Company, the parent company of the Bank, entered into an agreement to sell 100% of the capital stock of the Bank to Bear State Financial, Inc. (Bear) for approximately $70 million, consisting of approximately $42 million in Bear common stock (based on the Bear closing stock price on October 1, 2015), and approximately $28 million in cash subject to potential adjustments. The sale occurred on October 1, 2015, and the Bank is now considered a wholly owned subsidiary of Bear.

Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the financial statements were available to be issued.